CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of American Pension Investors Trust and to the use of our report dated June 24, 2005 on the financial statements and financial highlights of the Funds comprising American Pension Investors Trust. Such financial statements and financial highlights appear in the 2005 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.



                                           /s/  TAIT, WELLER & BAKER LLP

PHILADELPHIA, PENNSYLVANIA
SEPTEMBER 26, 2005